GulfMark to Present at the
Howard Weil 37th Annual Energy Conference

March 24, 2009 - Houston – GulfMark Offshore, Inc. (NYSE:GLF) announced today that  Bruce Streeter, the Company’s President and CEO, will present at the Howard Weil 37th Annual Energy Conference in New Orleans, Louisiana, on Wednesday, March 25th at 3:30 pm (CDT).

The presentation will be made available in the Investor Relations section on GulfMark's web site at www.gulfmark.com the day of the presentation.

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of 96 offshore support vessels serving every major offshore energy market throughout the world.

Contact:
James (Jay) Harkness, Vice President of Investor Relations and Treasurer
E-mail: Jay.Harkness@GulfMark.com
(713) 963-9522

Edward A. Guthrie, Executive Vice President & CFO
E-mail: Ed.Guthrie@GulfMark.com
(713) 963-9522

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors.  Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where GulfMark operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the GulfMark’s filings with the SEC, including its Form 10-K for the quarter and year ended December 31, 2008. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.